UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 31, 2012

Date of Report (Date of earliest event reported)

SIGMATRON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23248	36-3918470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Landmeier Road, Elk Grove Village, Illinois 60007

(Address of principal executive offices) (Zip Code)

(847) 956-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

The Purchase Agreement

SigmaTron International, Inc., a Delaware corporation (the “Company”) and its nominees (collectively, with the Company, the “Buyer”) entered into a Purchase Agreement made as of May 31, 2012 (the “Purchase Agreement”) with Spitfire Control, Inc., an Illinois corporation (“Seller”), regarding the acquisition of certain assets of the Seller by Buyer. Prior to the date of the Purchase Agreement, the Seller and/or its affiliates are and have been customers and strategic partners of SigmaTron, with such relationships dating back to 1994.

Seller, on its own and through its subsidiaries Digital Appliance Controls de Mexico, S.A. de C.V., a Mexico corporation (“DAC”), and Spitfire Controls (Cayman) Co. Ltd., a Cayman Islands exempted company (“Cayman”), their subsidiaries and Seller’s affiliated entities, is engaged in the business of the design, manufacture, sale and distribution of electrical or electronic controls for appliances (the “Business”). Pursuant to the terms of the Purchase Agreement, a copy of which is filed herewith and the terms of which are incorporated herein by reference, the Buyer agreed to acquire and has acquired certain “Acquired Assets” from or at the direction of the Seller (the “Transaction”). The Acquired Assets, which are listed in greater detail in the Purchase Agreement, consist of (i) all of the equity securities of DAC and Cayman and (ii) all of the assets used by or useful in the conduct of the Business. In addition to acquiring the Acquired Assets, Buyer has also obtained an agreement not to compete against the Business as it will be operated by the Company after the closing of the Transaction from each of the Seller and the sole owner of Seller, Gregory Jay Ramsey (“Ramsey”).

In exchange for the Acquired Assets, the Company has agreed to pay a purchase price consisting of: (i) the satisfaction and release of the account payable of approximately $16 million owed by Seller to the Company; (ii) future payments, which are based upon the annual post-closing performance of the Business during each of the Company’s fiscal years 2013 through 2019; and (iii) the issuance to Ramsey, at the Seller’s direction, of 50,000 shares of restricted common stock of the Company, 12,500 of which will vest upon the closing of the Transaction and 12,500 of which will vest on each of the first, second and third anniversaries of the closing of the Transaction. While no event will accelerate the vesting of such shares, the unvested shares will not vest and will be forfeited automatically in certain specified circumstances, several of which are discussed below. In addition to the foregoing, the Company has agreed to assume (i) the Seller’s obligations under certain specified contracts and Governmental Authorizations (as defined in the Purchase Agreement), (ii) specified trade accounts payable and accrued expenses of the Seller as agreed upon by the parties and (iii) specified inter-company payables involving the Seller, DAC, Cayman and/or their subsidiaries and associated companies. Further, each of DAC and Cayman has retained the liabilities associated with its respective operations, which is customary in transactions involving the purchase or sale of all of the equity securities of an entity. As a result, the Company has indirectly acquired such liabilities through the Transaction. The Purchase Agreement specifies that the Company will not assume any liabilities of the Seller or its associated companies other than those discussed above.

The Credit Amendment

A Fourth Amendment to Amended and Restated Credit Agreement; Second Amendment to Amended and Restated Continuing Security Agreement: Rights to Payment and Inventory; And First Amendment to Amended and Restated Security Agreement: Equipment and Fixtures (the “Credit Amendment”) was entered into as of May 31, 2012, by and between the Company and Wells Fargo Bank, National Association (“Lender”), the Company’s senior lender. A copy of the Credit Amendment is filed herewith and the terms of the Credit Amendment are incorporated herein by reference. The Credit Amendment modified certain financial covenant thresholds applicable to the Company, added property at two of the locations acquired in the Transaction as Lender’s collateral for the loan to the Company, permitted the Company to acquire certain inter-company payables involving the Seller, DAC, Cayman or the subsidiaries and associated companies and permitted the Company to discharge and release the account payable owed by the Seller to the Company in partial consideration for the Transaction.

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

The discussion of the Transaction under Item 1.01, above, is incorporated herein by reference. The Transaction was completed on May 31, 2012, and involved the acquisition by SigmaTron International, Inc. (the “Company”), of the Acquired Assets described above (and as described in more detail in the Purchase Agreement). The Acquired Assets were sold to the Company by Spitfire Control, Inc. (the “Seller”), an Illinois corporation whose sole owner is Gregory Jay Ramsey (“Ramsey”), and were transferred to the Company and its nominees by and/or at the direction of the Seller. Prior to the date of the Purchase Agreement, the Seller and/or its affiliates are and have been customers and strategic partners of SigmaTron, with such relationships dating back to 1994; however, other than with respect to such customer and strategic partner relationships and the Purchase Agreement, neither the Company’s officers nor directors had a material relationship with the Seller, Ramsey or its or their affiliates.

Pursuant to the Purchase Agreement, the Seller received (i) the satisfaction and release of its account payable to the Company, (ii) rights to future payments based upon the annual post-closing performance of the Business during each of the Company’s fiscal years 2013 through 2019, and (iii) the satisfaction of certain other specified obligations and payments related to the pre-closing operation of the Business. In addition, Ramsey, at the Seller’s direction, received 50,000 shares of restricted common stock of the Company, 12,500 of which vested upon the closing of the Transaction and 12,500 of which will vest on each of the first, second and third anniversaries of the closing of the Transaction, and no event will accelerate the vesting thereof. The unvested shares will not vest and will be forfeited automatically in certain specified circumstances, including, but not limited to, in the event that the Seller’s consultant relationship with the Company discussed below is terminated for cause or if Seller or Ramsey breaches its or his respective non-competition, non-solicitation and/or non-disparagement covenants to the Company. The amount of the compensation to the Seller for the Acquired Assets was determined through arms-length negotiations between the Company and the Seller.

With this acquisition, the Company has acquired control of the Seller’s (and its subsidiaries’ and affiliated companies’) Business as conducted immediately before the Transaction’s closing, as well as the contracts, intellectual property, contracts and other assets and liabilities related thereto. The Company also has increased its manufacturing operations in a manner intended to augment its international footprint, adding manufacturing facilities in Chihuahua, Mexico and Ho Chi Minh City, Vietnam, as well as adding an engineering and materials sourcing office in Carpentersville, Illinois, to the Company’s current operations.

Subsequent to the closing of the Transaction, the Company plans to contract with Seller to provide consulting services to the Business as operated by the Company.

ITEM 8.01. Other Events.

On June 1, 2012, the Company issued a press release announcing the entry into the Purchase Agreement and the completion of the acquisition of the Acquired Assets described above from Spitfire Control, Inc., and its affiliates and associated companies. The press release is filed herewith as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 2.1	Purchase Agreement between SigmaTron International, Inc., and its nominees and Spitfire Control, Inc., dated as of May 31, 2012.

Exhibit 10.14	Fourth Amendment to Amended and Restated Credit Agreement; Second Amendment to Amended and Restated Continuing Security Agreement: Rights to Payment and Inventory; And First Amendment to Amended and Restated Security Agreement: Equipment and Fixtures entered into as of May 31, 2012, by and between SigmaTron International, Inc., and Wells Fargo Bank, National Association.

Exhibit 99.1	Press Release issued by SigmaTron International, Inc., dated June 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMATRON INTERNATIONAL, INC.

Date: June 4, 2012	By:	/s/ Gary R. Fairhead
Name: Gary R. Fairhead
Title: President and Chief Executive Officer